As filed with the Securities and Exchange Commission on September 16, 2004
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BIOPHAN TECHNOLOGIES, INC.
             (exact name of registrant as specified in its charter)

                  NEVADA                                     82-0507874
      (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                     Identification No.)

    150 Lucius Gordon Drive, Suite 215
         West Henrietta, New York                              14586
  (Address of Principal Executive Offices)                   (Zip Code)

                BIOPHAN TECHNOLOGIES, INC. 2001 STOCK OPTION PLAN
                            (Full title of the Plan)

                                Michael L. Weiner
                             Chief Executive Officer
                       150 Lucius Gordon Drive, Suite 215
                         West Henrietta, New York 14586
                                 (585) 214-2441
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                              Melissa Mahler, Esq.
                                Nixon Peabody LLP
                                 P.O. Box 31051
                         Rochester, New York 14603-1051
                                 (585) 263-1000

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
  Title of                           Maximum         Maximum
 Securities                         Offering        Aggregate         Amount of
    to be         Amount to be      Price Per       Offering        Registration
Registered(1)     Registered(1)     Share (2)         Price              Fee
-------------     -------------     ---------         -----         -----------
Common Stock         245,000         $1.00          $ 245,000
Common Stock       3,010,000           .97          2,919,700
Common Stock         150,000           .76            114,000
Common Stock         375,000           .67            251,250
Common Stock       1,379,993           .50            689,997
Common Stock         600,000           .43            258,000
Common Stock          55,000           .35             19,250
Common Stock          70,000           .32             22,400
Common Stock          80,000           .30             24,000
Common Stock       1,190,000           .18            214,200
Common Stock         250,000           .10             25,000
Common Stock         295,007           .73(3)         215,355
                  ----------                       ----------
  Total            7,700,000                       $4,998,152          $633.27

----------
(1) Pursuant to Rule 416(b) under the Securities Act of 1933, this registration statement covers such additional shares of Common Stock as may be issuable pursuant to anti-dilution provisions of the Plan.
(2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1).
(3) As instructed by Rule 457(h)(1) and estimated in accordance with Rule 457(c), based upon the average of the high and low prices for the registrant's Common Stock on the OTC Bulletin Board reported as of September 15, 2004.

                                Explanatory Note

      Biophan Technologies, Inc. (the "Company") filed a Registration Statement on Form S-8 on August 18, 2003 (Reg. No. 333-108058) and a Registration Statement on Form S-8 on September 26, 2003 (Reg. No. 333-109160) (together, the "Prior Registration Statements") relating to the registration of shares of the Company's Common Stock which may be acquired pursuant to the Company's 2001 Stock Option Plan.

      Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 7,700,000 shares of the Company's Common Stock which may be acquired pursuant to the Company's 2001 Stock Option Plan.

      The contents of the Prior Registration Statements are hereby incorporated herein by reference.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.                Description                          Location
-----------                -----------                          --------

4.1          Biophan Technologies, Inc. 2001 Stock         Filed Herewith
             Option Plan, as amended

5.1          Legal Opinion of Nixon Peabody LLP            Filed Herewith


23.1         Consent of Nixon Peabody LLP                  Contained in opinion
                                                           filed as Exhibit 5-1
                                                           to this Registration
                                                           Statement

23.2         Consent of Goldstein Golub Kessler LLP        Filed Herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 15th day of September, 2004.

                                                BIOPHAN TECHNOLOGIES, INC.


                                                By: /s/ Michael L. Weiner
                                                   -----------------------------
                                                   Michael L. Weiner
                                                   Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Weiner and Robert J. Wood, and each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Michael L. Weiner     President, Chief Executive Officer  September 15, 2004
------------------------  and Director (Principal
    Michael L. Weiner     Executive Officer)


/s/ Robert J. Wood        Vice President, Treasurer and       September 16, 2004
------------------------  Chief Financial Officer
    Robert J. Wood        (Principal Financial and
                          Accounting Officer)


/s/ Guenter H. Jaensch    Director                            September 3, 2004
------------------------
    Guenter H. Jaensch


/s/ Ross B. Kenzie        Director                            September 8, 2004
------------------------
    Ross B. Kenzie

/s/ Steven Katz           Director                            September 8, 2004
------------------------
    Steven Katz


/s/ Robert S. Bramson     Director                            September 2, 2004
------------------------
    Robert S. Bramson

                                  EXHIBIT INDEX

Exhibit No.                Description                          Location
-----------                -----------                          --------

4.1          Biophan Technologies, Inc. 2001 Stock         Filed Herewith
             Option Plan, as amended

5.1          Legal Opinion of Nixon Peabody LLP            Filed Herewith


23.1         Consent of Nixon Peabody LLP                  Contained in opinion
                                                           filed as Exhibit 5-1
                                                           to this Registration
                                                           Statement

23.2         Consent of Goldstein Golub Kessler LLP        Filed Herewith